UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
ELECTRIC CITY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMMON STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
MISCELLANEOUS AND OTHER MATTERS
ANNEX A
ANNEX B

1280 Landmeier Road
Elk Grove Village, Illinois 60007
April 28, 2006
Dear Fellow Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, June 7, 2006 at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.
The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.
Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and personally cast your vote.
We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.
Sincerely,

/s/ David R. Asplund
Electric City Corp.
David R. Asplund
Chief Executive Officer

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 7, 2006

To the Stockholders of
ELECTRIC CITY CORP.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electric City Corp. will be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 7, 2006, for the following purposes:
1.	To elect six directors to our Board of Directors;

2.	To amend our 2001 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 21, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
     The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Richard Kiphart Chairman of the Board of Directors
Elk Grove Village, Illinois
April 28, 2006

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, June 7, 2006

     This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Electric City Corp., a Delaware corporation (“Electric City” or the “Company”), for use at our Annual Meeting of Stockholders to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 7, 2006, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 28, 2006.
Solicitation
     The cost of this proxy solicitation will be borne by Electric City. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, Electric City and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
Record Date and Outstanding Shares
     Our Board of Directors fixed the close of business on April 21, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 51,297,120 shares of Common Stock and 232,613 shares of Preferred Stock with voting rights as to certain matters outstanding. Each outstanding share of Common Stock on such date is entitled to one vote on each matter to be voted on at the Annual Meeting, and each outstanding share of Series E Convertible Preferred Stock is entitled to one hundred votes on each matter, other than the election of directors, to be voted at the Annual Meeting.
Required Vote
     The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions And Broker Non-Votes
     The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of Common Stock and Preferred Stock issued and outstanding as of the record date, except that for purposes of electing directors the required quorum will be a majority of the total votes of the shares of Common Stock issued and outstanding as of the record date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors.
Voting of Proxies; Revocability of Proxies
     Our Board of Directors selected Jeffrey R. Mistarz and Anna M. Baluyot, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxy. Mr. Mistarz is our executive vice president, chief financial officer, treasurer and assistant secretary and Ms. Baluyot is our senior vice president of utility development and corporate strategy. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. Members of the Company’s management intend to vote their shares in favor of each of the proposals.
     All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.
     You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
Annual Report to Stockholders
     We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended December 31, 2005, which contains financial and other information pertaining to us.

PROPOSAL 1
ELECTION OF DIRECTORS
     At the Annual Meeting, six nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2007 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.
     The number of directors has been set at 12 by resolution of the Board. The holders of our outstanding Series E Convertible Preferred Stock have the right to elect up to (i) four directors for so long as at least 90,000 shares of Series E Preferred Stock are outstanding, (ii) three directors for so long as at least 65,000 but less than 90,000 shares of Series E Preferred Stock are outstanding, (iii) two directors for so long as at least 45,000 but less than 65,000 shares of Series E Preferred Stock are outstanding and (iv) one director for so long as at least 20,000 but less than 45,000 shares of Series E Preferred Stock are outstanding. If less than 20,000 shares of Series E Preferred Stock are outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.
     On April 21, 2006, the preferred stockholders held 232,613 shares of the Series E Preferred Stock. Accordingly, the holders of the Series E Preferred Stock are entitled to elect up to four directors (out of 12) to our board. Except for the election of directors nominated by our Board of Directors for election, holders of the Series E Preferred Stock are entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote.
Nominees For Director
     The following table presents the names of the nominees for the office of director, as well as certain information about them. As of the date of this filing, the Board of Directors has not nominated any individuals for the two vacant director positions, because it has not identified additional qualified candidates who are willing to serve. Proxies can not be voted for a greater number of persons than the number of nominees named.

			Served as
Name	Age	Position Held with the Company	Director Since
David R. Asplund	48	Chief Executive Officer and Director	2002
Richard P. Kiphart	64	Chairman of the Board of Directors and Director (2)	2006
Gregory T. Barnum	51	Director	2006
William R. Carey, Jr.	58	Director	2006
Daniel W. Parke	50	Director	2005
Gerald A. Pientka	50	Director (1)(2)	2000

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

Directors Appointed and Elected By The Holders Of Our Series E Convertible Preferred Stock
     The following table presents the name of the director appointed and elected by the holders of our Series E Preferred Stock, as well as certain information about him. This information, as well as the informational disclosures regarding him, is presented for information purposes only. The Series E Preferred holders are entitled to appoint and elect three additional directors (for a total of 4 directors) which positions are vacant as of April 21, 2006.

			Served as
Name	Age	Position Held with the Company	Director Since
David W. Valentine	36	Director (1)(3)	2004

(1)	Member of our Audit Committee.

(3)	Member of our Governance and Nominating Committee
Nominees for Election
     David R. Asplund has been one of our directors since June 2002 and has been our chief executive officer since January 2006. Mr. Asplund has a degree in mechanical engineering from the University of Minnesota. Prior to becoming CEO of Electric City, Mr. Asplund was president of Delano Group Securities, LLC, an investment banking firm in Chicago, Illinois, which he founded in 1999. Mr. Asplund is also serves on the board of Agenet, Inc.
     Gregory T. Barnum has been one of our directors since March 2006. Mr. Barnum is currently the vice president of finance and chief financial officer of Datalink Corporation, an information storage architect. Prior to joining Datalink in March 2006, Mr. Barnum was the vice president of finance, chief financial officer and corporate secretary of Computer Network Technology Corporation. From September 1992 to July 1997, Mr. Barnum served as senior vice president of finance and administration, chief financial officer and corporate secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the executive vice president, finance, chief financial officer, treasurer and corporate secretary for Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
     William R. (“Max”) Carey has been one of our directors since March 2006. Mr. Carey is the chairman and founder of Corporate Resource Development, a sales and marketing consulting firm he founded in 1981. He is also a managing director of Entrepreneur Equity Corporation, an insurance broker that creates specialty products for middle market companies. Mr. Carey also serves on the boards of Outback Steakhouse Inc., Kforce, Inc., Crosswalk.com and J.B. Hanauer & Co.
     Richard P. Kiphart has been one of our directors since January 2006. Mr Kiphart is the head of the Corporate Finance Department and a Principal of William Blair & Company Investment firm. In addition, Mr. Kiphart currently serves as a member of the board of directors of First Data Corp., and previously served on the Concord EFS board of directors from 1997 until 2004 and was chairman of the Concord board of directors from February 2003 until March 2004. Mr. Kiphart is also currently a director of SAFLINK Corporation, Advanced Biotherapy, Inc. and Nature Vision, Inc. In addition he is the chairman of the Merit Music School and is on the board of directors for the Lyric Opera of Chicago, the Erikson Institute and DATA (Debt AIDS Trade Africa). Mr. Kiphart is the father in-law of David Valentine, one of our directors.

     Daniel W. Parke is currently a principal of Parke P.A.N.D.A. Corporation, an energy efficiency company that focuses on small to medium sized commercial and industrial institutions primarily located in Southern California. Mr. Parke was previously a founder of Parke Industries, Inc. which was acquired in February 1998 by Strategic Resource Solutions, an unregulated subsidiary of Carolina Power & Light.
     Gerald A. Pientka has been one of our directors since May 2000. Mr. Pientka is currently, and has been since February 2006 the executive vice president of development for First Industrial Realty Trust, Inc. From September 2003 to February 2006 he was the founder and principal of Verus Partners, a real estate development company located in Chicago, Illinois. Prior to this, from May 1999 through March 2003, Mr. Pientka was president of Higgins Development Partners, LLC (the successor to Walsh, Higgins & Company), a national real estate development company controlled by the Pritzker family interests. From May 1992 until May 1999, Mr. Pientka served as president of Walsh, Higgins & Company. Mr. Pientka is also a member of Leaf Mountain Company, LLC, which is a holder of shares of our Series E Convertible Preferred Stock. Mr. Pientka is also board president of Christopher House, a Chicago-based social services agency.
Directors Appointed and Elected By the Holders of Our Series E Convertible Preferred Stock
     David W. Valentine has been one of our directors since May 2004 and is an appointee of the holders of our Series E Convertible Preferred Stock. Mr. Valentine is currently a Senior Investment Professional of a private investment firm. Prior to his current employ Mr. Valentine was the Global Head of Debt Private Placements at UBS Investment Bank where he had previously been a Director of Leveraged Finance. Before joining UBS, Mr. Valentine held various investment banking positions at Nesbitt Burns Securities Inc. and ABN Amro Chicago Corporation. Mr. Valentine is the son in-law of Richard Kiphart, our chairman.

The Board of Directors recommends that the stockholders vote
“FOR”
the election of all of the nominees for the office of director.

PROPOSAL 2
PROPOSAL TO AMEND
OUR 2001 STOCK INCENTIVE PLAN
          The 2001 Stock Incentive Plan (the “Incentive Plan”) was adopted by the Board of Directors on May 30, 2001 and approved by our stockholders on August 30, 2001. As of April 21, 2006, the maximum number of shares of Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Incentive Plan was 3,279,569 shares. As of that date, 3,054,084 of those shares were subject to outstanding stock options, 225,485 shares had been issued pursuant to stock grants, and 20,431 shares remained available for future grant.
          If stockholders approve this proposal to amend the Incentive Plan the following changes will be made to the plan:
•	the maximum number of shares of Common Stock reserved for issuance under the Incentive Plan will be increased by an additional 6,000,000 shares of Common Stock from 3,300,000 to 9,300,000 shares and those additional 6,000,000 shares of Common Stock will accordingly be available for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan;

•	the number of shares by which the plan will automatically increase each year, beginning on January 1, 2007 will increase from 500,000 shares to 2,000,000 shares; and

•	the number of shares issuable to one participant during any one calendar year will be increased from 1,500,000 shares to 4,500,000 shares.
          A copy of the proposed amendment to the Incentive Plan is attached hereto as Annex A.
          The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Company’s management relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the Company. The Board of Directors believes that the Incentive Plan is essential to permit Electric City’s management to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participating employee with those of the stockholders and provide each such individual with a significant incentive to view Electric City from the perspective of an owner with an equity stake.
          Consistent with this view, in January 2006, the Board agreed to grant Mr. Asplund, the Company’s new Chief Executive Officer, options to purchase 4,500,000 shares of the Company’s common stock as part of his employment agreement. As of the date of his hire the Company only had 520,431 shares available under the Incentive Plan, of which it reserved 500,000 for shares issuable to Mr. Asplund. The granting of options to purchase the remaining 4,000,000 shares is subject to stockholder approval of this amendment to our Incentive Plan. Under the terms of Mr. Asplund’s contract, if our stockholders do not approve this amendment Mr. Asplund shall have the option of terminating his contract and resigning his position. If he elects to terminate and resign, the Company shall pay to Mr. Asplund, as a lump sum, an amount equal to his base salary from the date of such termination through January 22, 2007 plus $65,000, plus any accrued unused vacation as of the date of termination. In addition, upon electing to terminate his contract in such circumstances the 500,000 options shall immediately vest and will be exercisable for a period of 90 days. If the amendment to the Incentive Plan is approved, options covering 4,000,000 shares will be granted to Mr. Asplund. The total of 4,500,000 options will vest in three equal annual installments, commencing January 23, 2007. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” for further information regarding Mr. Asplund’s employment contract.
          The following is a brief summary of the existing Incentive Plan. The following summary is qualified in its entirety by reference to the existing Incentive Plan, which is attached hereto as Annex B.

Types of Awards
     The Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, stock appreciation rights and stock awards other than options (collectively, “Awards”).
     Incentive Stock Options and Non-qualified Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Under the Code, to qualify as an incentive stock option the aggregate fair market value of the shares (determined on the grant date) granted to any participant may not exceed $100,000 in the first year that they can be exercised. On April 21, 2006, the fair market value per share of Common Stock was $0.56, based on the closing selling price per share on that date.
     Options may not be granted for a term in excess of ten years. The Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) through a “same-day exercise and sale procedure through a broker pursuant to which the shares purchased under the option are immediately sold and a portion of the sale proceeds are remitted to the Company in payment of the exercise price and the applicable withholding taxes; (iii) surrender to the Company of shares of Common Stock; or (iv) any combination of these forms of payment.
     Stock Appreciation Rights. A stock appreciation right gives the holder the right to receive an amount in cash, shares of stock or both equal in value to the excess of the Fair Market Value of one share of stock over (i) such value per share of stock as shall be determined by the Administrator at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.
     Stock Awards. Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue stock Awards which entitle the Participant to receive a specified number of vested shares of stock upon the attainment of one or more performance goals or service requirements established by the Administrator.
     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.
Eligibility to Receive Awards
     Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and affiliates are eligible to be granted Awards under the Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its corporate subsidiaries.

New Plan Benefits
     As of April 21, 2006, approximately 31 persons were eligible to receive Awards under the Incentive Plan, including the Company’s three executive officers. The granting of Awards under the Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, other than those granted to Mr. Asplund pursuant to his employment agreement. The table below shows the awards that the Company anticipates will be granted to the Named Executive Officers if the amendment to the 2001 Stock Incentive Plan is approved by stockholders:

	Dollar	Number of
Name and Position	Value ($)	Options
David Asplund, chief executive officer(1)	(2)	4,000,000
John Mitola, former chief executive officer	—	—
Jeffrey Mistarz, chief financial officer	(3)	(3)
Leonard Pisano, chief operating officer	(3)	(3)
Denis Enberg, former executive vice president	—	—
Eugene Borucki, former president Great Lakes Controlled Energy Corporation	—	—
Executive Group	(3)	(3)
Non-executive Director Group	(3)	(3)
Non-Executive Officer Employee Group	(3)	(3)

(1)	As part of Mr. Asplund’s recently completed employment contract, upon approval of this amendment, he is to receive additional options to purchase 4,000,000 shares of Common Stock.

(2)	The value of these options is not determinable at this time. The options will vest 1,000,000 options on January 22, 2007, 1,500,000 options on January 22, 2008 and 1,500,000 on January 22, 2009, with exercise prices equal to the higher of the average closing price on the 30 days prior to the vesting date or the closing price on the vesting date.

(3)	The granting of awards is discretionary, and we cannot now determine the number or type of Awards we will grant in the future to our executive officers. We expect that from time to time, at the Board’s discretion, we will grant Awards to our executive officers under the Plan under such terms consistent with the Plan as the Board deems appropriate at the time of those grants.
Administration
     The Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board of Directors may delegate authority under the Incentive Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors may authorize the compensation committee to administer certain aspects of the Incentive Plan, including the granting of options to executive officers, and may authorize one or more executive officers the authority to grant options to employees who are not executive officers.
     Subject to any applicable limitations contained in the Incentive Plan and to the extent permitted by applicable law, the Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any stock appreciation or other stock-based Awards and the terms and conditions of such Awards.

     The Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, will also have the discretionary authority to accelerate the vesting of any outstanding Awards or waive any forfeiture provisions or other restrictions applicable to those Awards.
Changes in Capitalization
     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-offs or other similar change in the Company’s capital structure corporate structure, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Incentive Plan; (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the plan per calendar year and (iii) the number and/or class of securities and the exercise price in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Incentive Plan or the outstanding awards thereunder.
Change of Control
     The Incentive Plan contains provisions addressing the consequences of any Change of Control (as defined in the Incentive Plan). Upon the occurrence of a Change of Control, any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant if such acceleration is provided for in the original grant. In addition, the restrictions applicable to any outstanding stock Award shall lapse, and the stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and all outstanding repurchase rights of the Company with respect to any outstanding Award shall terminate. Outstanding Awards are to be assumed by the acquiring or succeeding corporation or replaced with equivalent substitute Awards. However, in the absence of any agreement with the Company effecting such Change in Control, each share of stock subject to an outstanding Award shall be settled for the Change in Control Price (as defined in the Incentive Plan)(less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.
Amendment or Termination
     No Award may be made under the Incentive Plan after the tenth anniversary of the date on which the Incentive Plan was adopted by the Board of Directors, but Awards previously granted may extend beyond that date. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the stock is listed.
Stockholder Rights and Transferability
     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are in general not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee or by the guardian or legal representative of the Optionee.

     A participant will have certain stockholder rights with respect to any unvested shares of Common Stock acquired under the Stock Incentive Plan. Accordingly, the participant will have the right to vote such shares and to receive dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.
Special Tax Election
     The Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, may provide one or more participants in the Incentive Plan with the right to have the Company withhold a portion of the shares otherwise issuable to them individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of their options or the vesting of unvested shares acquired under the Incentive Plan.
Federal Income Tax Consequences
     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Incentive Plan and with respect to the sale of Common Stock acquired under the Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
     Non-qualified Options. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Company will be required to collect the withholding taxes applicable to such income from the optionee.
     Shares purchased under a non-qualified option will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling those shares, the optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in those shares. This capital gain or loss will be a long-term gain or loss if the optionee has held the shares Stock for more than one year prior to the date of the sale.

     Stock Appreciation Rights. Currently, no taxable income is generally recognized upon the receipt of stock appreciation right, or SAR, granted with a per share exercise price that is not less than the fair market value of a common share as of the date of grant, but upon exercise of the SAR the fair market value of the shares received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.
     Restricted Stock and Deferred Stock. A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when deferred stock vests and is immediately issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.
     Stock Awards. A participant who receives a stock award with no restrictions, deferral or risk of forfeiture will recognize ordinary income on the date of grant, and we will be entitled to a corresponding deduction.
     Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-qualified options with an exercise price per share equal to the fair market value per share of Common Stock on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to such options granted under the Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with options granted with a below-market exercise price or restricted stock awards will be subject to the $1 million limitation.
Required Vote
     The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock (including, for this purpose, shares of Series E Preferred Stock on an “as-converted” basis) present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 2 is required for approval of the proposed amendment to the Incentive Plan. Should such approval not be obtained, then the proposed amendment will not be implemented. However, the Stock Incentive Plan, as it existed immediately prior to such increase, will continue in full force and effect until its May 30, 2011 expiration date, and option grants may continue to be made under the plan until such expiration date or until the currently existing share reserve is issued
     The Board of Directors believes that the ability to issue equity incentives to the Company’s management and employees is important in recruiting, retaining and motivating employees and therefore is in the best interest of the Company and its stockholders.

The Board of Directors recommends that the stockholders vote
“FOR”
the approval of the foregoing amendment to the 2001 Stock Incentive Plan.

Director Attendance
     During the fiscal year ended December 31, 2005, the Board of Directors held nine formal meetings. In addition, there were five meetings of the Audit Committee, two meetings of the Compensation Committee and one meeting of our Governance and Nominating Committee. During 2005, all members of the Board of Directors attended at least 75% of the total of all board meetings and applicable committee meetings. We encourage our Board members to attend our Annual Meeting, but we do not have a formal policy requiring attendance. All but one of our Board members attended last year’s Annual Meeting.
Independent Directors
     Of the nine directors currently serving on the Board, the Board has determined that each of Messrs. Barnum, Bukovski, Carey, Kiphart, Parke, Pientka, Stelter and Valentine are independent directors as defined in Section 121(A) of the American Stock Exchange listing standards. Messrs. Bukovski and Stelter are not standing for election to the Board of Directors at this Annual Meeting and will no longer be directors after the meeting.
Compensation of Directors
     Effective April 1, 2000, the Company adopted a stock option plan for all non-employee directors, which is separate and distinct from the 2001 Stock Incentive Plan described under “Stock Options and Incentive Compensation”. The directors’ stock option plan provides that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 75,000 shares of our Common Stock, and a grant of options to purchase an additional 25,000 shares on each anniversary of their appointment to the Board if they are still a member of the Board of Directors on such anniversary date. These options have an exercise price equal to the greater of the closing price of our Common Stock on the grant date, or $1.00, and a term of ten years. The options vest in three equal amounts, beginning on the grant date and on each of the next two anniversaries of the grant date, if the individual is still a member of the Board of Directors on each such anniversary date.
     The Company granted options to purchase 200,000 shares under the directors’ stock option plan during 2005, and options to purchase 1,466,669 shares were outstanding under this plan as of December 31, 2005.
     Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company, in addition to stock options, are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at the meetings.
Committees of the Board of Directors
     The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.
     The Audit Committee, which is composed entirely of non-employee, independent directors, held five meetings during 2005. Each of the members of the Audit Committee attended at least 75% of the meetings of the Committee held in 2005. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to accounting, auditing, and financial reporting matters of the Company, except when such powers are by statute or the Certificate of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditors. Among other duties, the Audit Committee:

•	selects the independent auditors;

•	pre-approves all audit and non-audit services provided to the Company by the independent auditors;

•	monitors the independence of the independent auditors;

•	reviews and approves:
-	the scope and timing of work to be performed by the independent auditors

-	compensation to be paid to the independent auditors

-	financial accounting and reporting principles used by the Company

-	results of the audit and the report of the independent auditors

-	transactions involving the Company and its officers, directors, affiliates and significant stockholders
•	discusses the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors;

•	considers allegations made, if any, of possible financial fraud or other financial improprieties;

•	prepares an Audit Committee report as required by the SEC to be in this proxy statement; and

•	reviews and reassesses the adequacy of the Audit Committee charter at least annually.
          The Audit Committee’s current members are directors John Bukovski (Committee Chairman), Gerald Pientka and Michael Stelter. Our Board of Directors has determined that Mr. Bukovski qualifies as an “Audit Committee financial expert” as defined in Item 401(h) of SEC Regulation S-K. The Board also believes that Messrs. Bukovski, Pientka and Stelter are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. A copy of the Audit Committee’s charter is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” Mr. Bukovski and Stelter are not standing for election to the Board of Directors at this Annual Meeting and will no longer be directors after the meeting. We anticipate that Mr. Barnum will assume the role of financial expert on the Audit Committee if he is re-elected to the Board of Directors at our 2006 Annual Meeting of Stockholders.
          The Compensation Committee, which is composed of David Valentine (Committee Chairman), Gerald Pientka and Richard Kiphart, was formed on January 31, 2001 upon the Board of Directors’ adoption of a Compensation Committee Charter. The Compensation Committee held two meeting during 2005 each of which was attended by all members. The Compensation Committee’s responsibilities are to:
•	review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company’s senior executives;

•	review executive compensation programs and the administration thereof;

•	plan for executive development and succession;

•	review expense accounts and fringe benefits of executive management;

•	administer the Company’s stock option and stock incentive programs; and

•	review and recommend to the Board of Directors the compensation of members of the Board of Directors.

          The Governance and Nominating Committee, which is composed of Michael Stelter (Committee Chairman), John Bukovski, and David Valentine, was formed on April 7, 2004 upon the Board of Directors’ adoption of a Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee’s charter is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” The Board believes that Messrs. Stelter, Bukovski and Valentine are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. Prior to the establishment of the Governance and Nominating Committee, the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee. The Governance and Nominating Committee held one meeting in 2005. The Governance and Nominating Committee’s responsibilities are to:
•	develop and recommend to the Board of Directors policies and processes designed to provide for effective and efficient governance;

•	plan Board education activities, including new member orientation;

•	evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters;

•	seek and evaluate qualified individuals to become directors;

•	evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters; and

•	assess the performance of the Board of Directors.
Selection of Board Nominees
     Our Governance and Nominating Committee is responsible for identifying and evaluating Board candidates using one or more informal processes deemed appropriate for the circumstances. All of our directors and executive officers play a significant role in bringing potential candidates to the attention of the Committee. Last year, Mr. Asplund recommended Messrs. Barnum, Carey and Parke to the Committee. Mr. Parke became a member of the Board on October 5, 2005 and Messrs. Barnum and Carey joined the Board in March 2006. A determination of whether to pursue discussions with a particular individual will be made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and relevant business experience and to be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.
     Once appropriate candidates have been identified, the Committee will recommend nominations to our Board. Our Governance and Nominating Committee has not adopted a policy or procedure for the consideration of director candidates recommended by stockholders. Our Board does not recall an instance in which a stockholder (other than a stockholder serving as an officer or director) has recommended a director candidate; however the Governance and Nominations Committee will consider all timely stockholder recommendations. For the 2007 Annual Meeting of Stockholders, nominations may be submitted to the Corporate Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, IL 60007-2410, which will forward them to the Chairman of the Governance and Nominating Committee. Recommendations must be in writing, must specify the candidate’s qualifications for serving as a director and must be received by the Company not later than December 16, 2006, in order for nominees to be considered for election at our 2007 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors
     The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with directors on matters relevant to the Company. In addition, stockholders may, at any time, communicate with any of the Company’s directors by sending a written communication to such director c/o the Company’s Secretary at 1280 Landmeier Road, Elk Grove Village, IL 60007-2410.
     All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While the Company’s Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it).
Proposals of Stockholders for Next Year’s Meeting
     Stockholders may present proper proposals for inclusion in the proxy statement for our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than December 29, 2006, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year’s annual meeting must be addressed to Corporate Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410. Any Stockholder proposal to be considered at our 2007 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by March 14, 2007, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to stockholder proposals submitted prior to March 14, 2007, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.
Code of Conduct and Business Ethics
     The Company has a Code of Conduct and Business Ethics which is applicable to all of the Company’s officers, directors and employees. The Code of Ethics is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer and principal financial officer at this location on our website.

EXECUTIVE OFFICERS
     The table below identifies our executive officers who are not identified in the table under “Nominees For Director.”

Name	Age	Position Held with the Company
Jeffrey R. Mistarz	48	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Leonard Pisano	43	Chief Operating Officer, Electric City Corp. and President, Maximum Performance Group, Inc.
     Jeffrey R. Mistarz has been our chief financial officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002 and our assistant secretary since February 2003. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.
     Leonard Pisano has been our chief operating officer since May 2005 when we acquired Maximum Performance Group, Inc, where he served as its president since February 2003. In addition to acting as our chief operating officer Mr. Pisano continues to serve as the president of Maximum Performance Group, Inc. Mr. Pisano founded Maximum Energy Services in early 2001 and served as it President until it merged with Pentech Solutions to form Maximum Performance Group in February 2003. During his career Mr. Pisano has held various senior management positions at companies within the energy services sector including Parke Industries and SRS, a division of Carolina Power and Light. Prior to entering the energy services sector Mr. Pisano spent ten years in facilities management at New York University, leaving NYU as Director of Facilities in 1996.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following tables list certain information, as of April 21, 2006, regarding the beneficial ownership of our outstanding Common Stock by (1) each of our directors and named executive officers, (2) the persons known to us to beneficially own greater than 5% of each class of our voting securities and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.
Common Stock

			Common
			Shares	Common		Common
			Issuable Upon	Shares		Shares
	Common		Conversion of	Issuable Upon		Issuable Upon
	Shares		Preferred	Exercise of		Exercise of
Name	Directly Held		Stock (1)	Warrants		Options (2)		Total	%
Directors, Executive Officers and 5% Holders
David Asplund	261,069	(3)	348,900	72,773	(3)	125,001		807,743	1.558%
Gregory Barnum	—		—	—		25,000		25,000	*
John Bukovski	—		—	—		100,001		100,001	*
William Carey	—		—	—		25,000		25,000	*
Cinergy Ventures II (4)	863,784		3,514,000	684,375		50,000	(5)	5,112,159	9.204%
Columbia Wanger Asset Management, L.P. (6)	3,000,000		—	—		—		3,000,000	5.848%
DYDX Consulting LLC (7)	2,491,954	(8)	—	—		947,546	(9)	3,439,500	6.583%
Richard P. Kiphart (10)	563,594		8,771,800	1,127,928		25,000		10,488,322	17.132%
Nikolas Konstant	2,491,954	(8)	—	—		947,546	(9)	3,439,500	6.583%
Joseph C. Marino	5,112,581	(11)	—	—		2,150,000	(12)	7,262,581	13.588%
Jeffrey R. Mistarz	14,200		—	—		600,000		614,200	1.183%
CIT Capital Securities, Inc. (13)	—		—	3,314,830		—		3,314,830	6.070%
Newcourt Capital USA, Inc. (13)	—		—	4,064,830	(14)	—		4,064,830	7.342%
Daniel R. Parke	316,235					25,000		341,235	*
Gerald A. Pientka (15)	22,000		—	—		191,667		213,667	*
Pino Manufacturing, LLC (11)	4,671,852		—	—		1,700,000		6,371,852	12.023%
Leonard Pisano	610,507					208,334		818,841	1.590%
Security Benefit Group (16)	6,079,000		—	1,750,000		—		7,829,000	14.759%
Michael S. Stelter	1,034,912		—	—		66,667		1,101,579	2.145%
David W. Valentine	—		143,600	—		91,667		235,267	*

All directors and executive officers as a group (11 persons)**	2,822,517		9,264,300	1,200,701		1,483,337		14,770,855	23.355%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

Series E Convertible Preferred Stock (17)

	Series E Shares
Name	Directly Held	% of Class
Directors, Executive Officers and 5% Holders
David Asplund	3,489	1.500%
Augustine Fund, L.P. (18)	16,039	6.895%
Gregory Barnum	—	—
John Bukovski	—	—
William Carey	—	—
Cinergy Ventures II (4)	35,140	15.107%
Robert L. Gipson (19)	18,853	8.105%
Richard P. Kiphart (10)	87,718	37.710%
Leaf Mountain Company, LLC (20)	19,861	8.538%
Jeffrey R. Mistarz	—	—
Nikolaos D. Monoyios (21)	18,853	8.105%
Daniel Parke	—	—
Gerald A. Pientka (15)	—	—
Leonard Pisano	—	—
SF Capital Partners Ltd. (22)	22,046	9.478%
Michael S. Stelter	—	—
David W. Valentine	1,436	*
All directors and executive officers as a group (11persons)**	92,643	39.827%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

(1)	Represents shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock.

(2)	Represents options to purchase Common Stock exercisable within 60 days.

(3)	Includes Common Stock and warrants to purchase Common Stock held by Delano Group Securities, LLC, of which Mr. Asplund is the principal owner.

(4)	Cinergy Technologies, Inc. is a wholly-owned subsidiary of Cinergy Corp. and is also the sole member of Cinergy Ventures II, LLC. The business address of Cinergy Ventures II, LLC is 139 East Fourth Street, Cincinnati, Ohio 45202.

(5)	Reflects stock options awarded pursuant to the Directors’ Stock Option Program to former directors of the Company who were employees of Cinergy Ventures II, LLC, The policies of Cinergy Ventures II provide that director compensation be paid to the Cinergy Ventures II rather than to the individual.

(6)	The business address of Columbia Wanger Asset Management, L.P. is 227 West Monroe, Suite 3000, Chicago, Illinois 60606

(7)	The business address of DYDX Consulting, LLC (“DYDX”) is 221 N. LaSalle Street, Suite 3900, Chicago, Illinois 60601.

(8)	Includes 2,491,954 shares of Common Stock held of record by DYDX. Mr. Konstant holds a 100% membership interest in DYDX and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by DYDX and, therefore, is deemed to be the beneficial owner of these shares.

(9)	Includes options to acquire 947,546 shares of Common Stock at $1.10 per share held by DYDX.

(10)	The business address of Mr. Kiphart is c/o William Blair & Company, LLC, 222 W. Adams Street, Chicago, Illinois 60606.

(11)	Includes 4,671,852 shares of Common Stock held of record by Pino Manufacturing, LLC (“Pino”). Mr. Marino holds a 100% membership interest in Pino and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by Pino and, therefore, is deemed to be the beneficial owner of these shares. The business address for Pino is 49 Marguerite Dr., Rancho Palos Verdes, CA 90275

(12)	Includes options to acquire 1,700,000 shares of Common Stock at $1.10 per share held by Pino. In addition, Mr. Marino holds options to acquire 450,000 shares of Common Stock at $3.50 per share, which he received as our Chairman prior to his resignation in December 2000.

(13)	CIT Capital Securities, Inc. (formerly named Newcourt Capital Securities, Inc.) is a wholly owned subsidiary of Newcourt Capital USA, Inc. Accordingly, Newcourt Capital USA is deemed to be the beneficial owner of shares held by CIT Capital Securities. The business address of Newcourt Capital USA, Inc. is 1211 Avenue of the Americas, 22nd Floor, New York, New York 10036.

(14)	Includes warrants to acquire 3,314,830 shares of Common Stock at an initial exercise price of $0.90 per share held by CIT Capital Securities, Inc.

(15)	Mr. Gerald Pientka, who is one of our directors, is also a member of Leaf Mountain Company, LLC, a holder of our Series E Convertible Preferred Stock.

(16)	The business address for Security Benefit is One Security Benefit Place, Topeka, Kansas 66636-0001.

(17)	The Series E Convertible Preferred Stock has the right to elect up to four directors depending on the number of shares of Series E Convertible Preferred Stock outstanding at any time (as adjusted for stock splits, stock combinations and the like) as follows:
•	for so long as at least 90,000 shares of Series E Convertible Preferred Stock are outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect four directors;

•	for so long as at least 65,000 but less than 90,000 shares of Series E Convertible Preferred Stock are outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect three directors;

•	for so long as at least 45,000 but less than 65,000 shares of Series E Convertible Preferred Stock are outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect two directors; and

•	for so long as at least 20,000 but less than 45,000 shares of Series E Convertible Preferred Stock are outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect one director.
Except for the election of directors or as otherwise provided by law, the Series E Convertible Preferred Stock is entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote. However, if less than 20,000 shares of Series E Convertible Preferred Stock are outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.
Our Board of Directors has fixed by resolution the number of directors at 12. As of April 21, 2006, the holders of our Series E Convertible Preferred Stock had appointed one of the four directors they are entitled to appoint. At our Annual Meeting of Stockholders held on May 4, 2005, our six director nominees were elected by a majority of the votes cast. There are currently three vacancies on our Board of Directors, of which all three are reserved for appointment by the holders of our Series E Convertible Preferred Stock.
Holders of Series E Convertible Preferred Stock also have the following approval rights with respect to certain actions of the Company:
•	For so long as any shares of Series E Convertible Preferred Stock are outstanding we cannot, without approval of at least 75% of the shares of Series E Convertible Preferred Stock then outstanding:
-	enter into any agreement that would restrict our ability to perform under the Series E Securities Redemption and Exchange Agreement;

-	amend our Certificate of Incorporation or bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series E Convertible Preferred Stock;

-	engage in any transaction that would impair or reduce the rights, powers or preferences of the Series E Convertible Preferred Stock as a class;

-	sell control of the Company or sell all or substantially all of the assets of the Company or merge with or into another company, or liquidate the Company (provided that if less than 45,000 shares of the Series E Convertible Preferred Stock are then outstanding and the then holders of Series E Convertible Preferred Stock refuse to consent to such a transaction, we may at our option, in connection with consummating such a transaction, redeem all, but not less than all, of such Series E Convertible Preferred Stock at a redemption price per share equal to the amount the Series E Convertible Preferred Stock would receive upon a liquidation); or

-	change the authorized number of directors of our Board of Directors.
•	For so long as at least 90,000 shares of Series E Convertible Preferred Stock are outstanding we cannot, without the approval of at least 66-2/3% of the shares of Series E Convertible Preferred Stock then outstanding:
-	authorize or issue any capital stock with rights senior to or equal to the Series E Convertible Preferred Stock or securities convertible or exchangeable into such capital stock;

-	amend or alter any outstanding options, rights or warrants in a manner that reduces or that has the effect of reducing the per share exercise price for any outstanding options, rights or warrants;

-	authorize or issue any debt securities of the Company or any of its subsidiaries, other than debt under the existing revolving lines of credit as of March 19, 2004 or the replacement thereof on substantially similar terms, except that we may issue additional debt up to $1,000,000 in the aggregate in the ordinary course of business and may incur trade payables in the ordinary course of business;

-	purchase, redeem, or otherwise acquire any of the Company’s capital stock, other than the redemption of the Series E Convertible Preferred Stock;

-	enter into an acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries;

-	sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business;

-	declare or pay any cash dividends or make any distributions on any of our capital stock, other than on the Series E Convertible Preferred Stock;

-	authorize the payment of, or pay to any individual employee of the Company, cash compensation in excess of $500,000 per annum; or

-	enter into any transaction (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.
•	For so long as at least 130,000 shares of Series E Convertible Preferred Stock are outstanding we cannot, without the approval of the holders representing 66-2/3% of the shares of Series E Convertible Preferred Stock then outstanding:
-	terminate or newly appoint the chief executive officer or president of the Company;

-	approve any annual capital expense budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or

-	approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000.

(18)	The business address of Augustine Fund, L.P. is 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604.

(19)	The business address for Mr. Gipson is 61 Broadway, New York, NY 10006

(20)	The business address of Leaf Mountain Company, LLC is 190 South LaSalle Street, Suite 1700, Chicago, IL 60603.

(21)	The business address for Mr. Monoyios is 6 Stewart Drive, Short Hills, NJ 07078

(22)	SF Capital Partners, Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Mr. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners. The business address for Staro Asset Management, LLC is 3600 South Lake Drive, St. Francis, WI 53235.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Directors, Officers and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports filed. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2005 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons.
Certain Relationships And Related Transactions
     Effective August 31, 2004, the Company entered into a consulting agreement with Delano Group Securities LLC (“Delano”), a company formerly owned and controlled by Mr. David Asplund, at the time one of the Company’s directors. Under the terms of the agreement, Delano was to act as the Company’s financial advisor with respect to matters including capital formation and mergers and acquisitions. For its services the Company paid Delano an initial one-time retainer of $10,000, a warrant to purchase 30,000 shares of common stock at $1.03 per share and ongoing retainer payments of $7,500 per month for the duration of the engagement. In addition, Delano was to receive a commission of 5% on any capital raised through its direct efforts and a success fee for any merger or acquisition transaction facilitated by Delano. The success fee, which was payable in cash or stock at the Company’s option, was to be equal to 5% of the first $5 million of transaction consideration, plus 2.5% of the next $5 million in transaction consideration and 1.5% of any transaction consideration in excess of $10 million, but the success fees were not to exceed $700,000 in total (except with respect to one specific transaction then under consideration, as to which such fees were capped at $2 million in total). The agreement was terminated effective June 30, 2005. During the term of the agreement Delano received monthly retainers totaling $60,000, $82,176 and 125,485 shares of common stock for its assistance in the acquisition of Maximum Performance Group, Inc., and $16,250 and 50,000 shares of common stock for its assistance with the May 2005 PIPE transaction in which we raised $5,625,000 through the issuance of equity securities. During 2005 Delano was also paid commissions of $23,252 on funds raised during 2004 from the exercise of warrants held by investors brought to the Company by Delano. Before entering into the consulting agreement with Delano the Board reviewed quotes from other investment banks and determined that the Delano agreement was fair and as favorable to the Company as if negotiated with an unaffiliated third party.
     During January 2006, the Company entered into a consulting agreement with Parke Industries to provide sales and marketing consulting services. Parke Industries is a company owned by Daniel Parke, one of the Company’s directors. Pursuant to the consulting agreement the Company has agreed to pay Parke Industries $10,000 per month and to reimburse it for any expenses incurred as a result of its work. The initial term of the contract was for three months, but in March 2006, the Company’s Board agreed to extend the contact for an additional month.
     In February 2006, the Company entered into a Sales Representative agreement with Parke Industries pursuant to which it agreed to pay Parke Industries a commission of 10% on any sales that the Company closes as a direct result of Parke’s efforts. Parke Industries is a company owned by Daniel Parke, one of the Company’s directors. The contract was reviewed and approved by a majority of disinterested members of the Board of Directors.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table summarizes the total compensation paid or awarded to each of our named executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2005 and for each of our fiscal years ended December 31, 2004 and 2003. No bonuses were earned during any of the fiscal years reported on the following table.

						Long Term
		Annual Compensation				Compensation
						Securities	All Other
	Year			Other Annual		Underlying	Compensation
Name and Principal Position	Ended	Salary (1)	Bonus	Compensation		Options (#)	(2)
John P. Mitola	12/31/05	$246,875	—	$6,600	(4)	—	$8,690
our former chief executive officer(3)	12/31/04	$247,396	—	$6,600	(4)	—	$8,294
	12/31/03	$233,844	—	$6,660	(4)	750,000	$3,552

Leonard Pisano (5)	12/31/05	$151,322	—	$49,773	(6)	475,000	—
our chief operating officer	12/31/04	—	—	—		—	—
	12/31/03	—	—	—		—	—

Jeffrey R. Mistarz	12/31/05	$207,375	—	—		—	$6,238
our chief financial officer and treasurer	12/31/04	$207,812	—	—		—	$6,084
	12/31/03	$159,070	—	—		400,000	$8,312

Denis Enberg	12/31/05	$207,375	—	—		—	—
our former executive vice president	12/31/04	$193,594	—	—		50,000	—
of engineering	12/31/03	$160,417	—	—		—	$759

Eugene Borucki (7)	12/31/05	$148,125	—	—		100,000	—
the former President of	12/31/04	$144,375	—	—		10,000	—
Controlled Energy	12/31/03	$128,333	—	—		—	$759

(1)	Certain employees of the Company, including Messrs. Mitola, Pisano, Mistarz, Enberg and Borucki voluntarily reduced their salaries for all of 2003 and portions of 2004 and 2005.

(2)	Amounts of All Other Compensation are the amounts paid for long-term disability insurance for the Named Officers and the cost of life insurance for Messrs. Mitola and Mistarz.

(3)	Mr. Mitola resigned as our chief executive office effective January 22, 2006.

(4)	This represents a monthly auto allowance of $550 for Mr. Mitola.

(5)	Mr. Pisano became our chief operating officer in May 2005 after the acquisition of Maximum Performance Group, Inc. where he served as president.

(6)	This represents a monthly auto allowance of $500 and the payment of $45,773 of deferred salary.

(7)	Mr. Borucki is not an executive officer of the Company but is included for purposes of compensation disclosure.

2005 Option Grants
     The following table sets forth information regarding stock option grants made to each of the above named executive and principal officers during the fiscal year ended December 31, 2005.

	Number of	Percent of			Potential Realizable Value
	Shares	Total Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Period	($/Share)	Date	5%	10%
John P. Mitola	—	—	—	—	—	—
Leonard Pisano	475,000	45.3%	$1.00	5/3/2015	$298,725	$757,028
Jeffrey R. Mistarz	—	—	—	—	—	—
Denis Enberg	—	—	—	—	—	—
Eugene Borucki	100,000	9.5%	$1.23	6/2/2015	$77,354	$196,030
Option Values
     The following table sets forth information regarding the number and value of unexercised options held by each of the above named executive and principal officers as of December 31, 2005. None of our named executive or principal officers hold any stock appreciation rights and none of them exercised any options during the fiscal year ended December 31, 2005.

	Number of Shares Underlying Unexercised		Value of Unexercised In-the-Money Options
	Options at December 31, 2005 (#)		at December 31, 2005 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John P. Mitola	1,750,000	—	—	—
Leonard Pisano	75,000	400,000	—	—
Jeffrey R. Mistarz	600,000	—	—	—
Denis Enberg	158,334	91,666	—	—
Eugene Borucki	171,668	138,332	—	—

Securities Under Equity Compensation Plans
     The following information reflects certain information about our equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of
securities remaining
	Number of		available for future
	securities to be		issuance under
	issued upon	Weighted-average	equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))
Equity compensation plans approved by security holders (1)	2,549,500	$1.11	25,015

Equity compensation plans not approved by security holders (2)(3)	9,450,515	$3.63	—

Total	12,000,015	$3.10	25,015

(1)	The 2001 Employee Stock Incentive Plan (“Plan”) was approved by the Company’s stockholders at the 2001 Annual Meeting of Stockholders. The Plan called for 800,000 shares of the Company’s Common Stock to be reserved for issuance upon approval of the Plan by the Company stockholders and additional reserves of 500,000 shares of the Company’s Common Stock on each January 1, beginning January 1, 2002.

(2)	Prior to the adoption of the 2001 Employee Stock Incentive Plan, the Company had granted to certain of its employees stock options on a discretionary basis. These grants were not made pursuant to any formal plan. Grants made to employees pursuant to this method were discontinued following adoption of the Plan.

(3)	The Company grants stock options to its non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.
Stock Options and Incentive Compensation
     During the Company’s annual meeting of stockholders held on August 30, 2001, our stockholders approved the adoption of the 2001 Stock Incentive Plan (the “Plan”), which provides that up to 800,000 shares of the Company’s Common Stock, par value $0.0001, may be issued under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees. In addition, the Plan provides for an additional number of shares of Common Stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 500,000 shares. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of Common Stock. Approximately 31 employees and officers of the Company and its subsidiary are currently eligible to participate in the Plan.
     As of December 31, 2005, there were 2,800,000 shares of Common Stock reserved under the Plan. The Company granted options to purchase 847,500 under the Plan during 2005, and options to purchase 2,549,500 shares were outstanding under the Plan as of December 31, 2005. Only the directors’ options described under “Compensation of Directors” were granted outside of the Plan during 2004 or 2005. During 2005 the Company issued 225,485 shares under the Plan to Mr. Asplund and Mr. Valentine, both directors who acted as consultants to the Company in raising capital and assisting with the acquisition of Maximum Performance Group, Inc.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements
John Mitola
     Effective January 1, 2003, we entered into an employment agreement with John Mitola for a three-year period ending on December 31, 2005. This agreement, which was structured to place more emphasis on achieving important corporate milestones, reduced Mr. Mitola’s base salary to $250,000 per year, but provided for a discretionary bonus of up to one hundred percent of his annual salary payable if he met or exceeded certain annual goals as established by the Board of Directors, and a guaranteed bonus of $250,000 upon the achievement of two consecutive calendar quarters of positive net income by the Company (such net income to be that as reflected in the Company’s quarterly reports filed with the Securities and Exchange Commission). The agreement also provided for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Mitola’s business-related expenses.
     As part of the employment agreement, we granted to Mr. Mitola an option to purchase 750,000 shares of our Common Stock at a price per share of $0.845, which is equal to the average closing price of the Company’s Common Stock as measured over the thirty (30) trading day period prior to the effective date of the contract. The option granted vested in amounts of 250,000 shares on each December 31st of 2003, 2004 and 2005, except on a change of control in which case all the options would have immediately vest. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
     The employment agreement imposed on Mr. Mitola non-competition, non-solicitation and confidentiality obligations.
     Mr. Mitola resigned from the Company in January 2006.
David R. Asplund
     Effective January 23, 2006 we entered employment contract with David Asplund for a three year period ending January 22, 2009 to serve as the Company’s Chief Executive Officer. The contract provides for a base annual salary of $285,000 and eligibility for up to $65,000 of bonus compensation each year, based on the Company’s performance. For the first year, the bonus will be based on consolidated gross revenue, with $15,000 payable if gross revenue exceeds $10 million, an additional $15,000 payable if gross revenue exceeds $12.5 million, an additional $15,000 payable if gross revenue exceeds $16 million and an additional $20,000 payable if gross revenue exceeds $18 million. The bonus formula for the second and third contract years has not been determined but is to be based on our consolidated net income for such years.
     In addition to base salary and bonus, we have agreed to grant to Mr. Asplund options to purchase up to 1.5 million shares for each of the three contract years, with such options vesting in arrears at the end of each year, except on a change of control in which case all the options will immediately vest. The option price for the first 1.5 million shares is $0.62, which was the 30 day average closing price of our common stock, determined on Friday, January 20, 2006, which was the last business day prior to the day Mr. Asplund began serving as CEO. The option price for each of the subsequent grants will be based on the market price on January 23, 2007 and January 23, 2008, respectively, using the 30 day average closing price of our common stock, determined on each such date. Options for 500,000 shares issuable under the first year grant were granted pursuant to our 2001 Incentive Stock Plan. The remaining 4 million options are granted subject to obtaining shareholder approval to an amendment to the Incentive Stock Plan at the 2006 annual meeting of shareholders to increase the number of shares available under the Plan by at least 4 million. If our stockholders do not approve this amendment to the Incentive Stock Plan, for 30 days thereafter Mr. Asplund shall have the option of terminating his contract and resigning as CEO and receiving as a lump sum, an amount equal to his base salary from the date of such termination through January 22, 2007 plus $65,000, plus any accrued unused vacation as of the date of termination, and such amount shall be paid to Mr. Asplund on the date of our next regular payroll. In addition, upon electing to terminate his contract in such circumstances, the 500,000 options granted under the existing Plans shall immediately vest and will be exercisable for a period of 90 days.
     The employment agreement imposes on Mr. Asplund non-competition, non-solicitation and confidentiality obligations.
Leonard Pisano
     Effective May 3, 2005 our subsidiary, Maximum Performance Group, entered into an employment agreement with Leonard Pisano to serve as its president of our subsidiary for a three-year period ending May 2, 2008. We also appointed him chief operating officer of Electric City Corp. The employment agreement provides for a base salary of $225,000 plus a monthly auto allowance of $500. In addition, Mr. Pisano is eligible to receive a $50,000 bonus upon the Company’s achievement of two consecutive quarters of positive EBITDA and to participate in an annual bonus plan with certain other management employees as determined by the Board of Directors. The employment contract also provides that Mr. Pisano is to be granted options to purchase 475,000 shares of our common stock at $1.00 per share. These options vest 75,000 on the effective date of the agreement, 133,334 shares on the first anniversary of the agreement and 133,333 on second and third anniversaries of the agreement, respectively, except on a change of control in which case all the options will immediately vest.
     The employment agreement imposes on Mr. Pisano non-competition, non-solicitation and confidentiality obligations.
Jeffrey Mistarz
     Effective January 1, 2003, we entered into an employment agreement with Mr. Mistarz for a three-year period ending on December 31, 2005. This agreement provided for an annual base salary of $175,000 through December 31, 2003, which increased to $210,000 effective January 1, 2004. In addition, Mr. Mistarz was eligible to participate in an annual bonus plan with certain other management employees. The agreement provided Mr. Mistarz with options to purchase 400,000 shares of our Common Stock at a price of $1.00 per share, which options vested 133,334 shares on December 31, 2003 and 133,333 shares each on December 31, 2004 and 2005. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
     The employment agreement imposed on Mr. Mistarz non-competition, non-solicitation and confidentiality obligations.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has the authority to set the compensation of the Company’s Chief Executive Officer and all executive officers and makes the following report for the year 2005. The Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Committee administers the Company’s 2001 Stock Incentive Plan. In addition, the Committee has responsibility for the review and approval of the Management Incentive Program(s) to be in effect for the Chief Executive Officer, executive officers and key employees each fiscal year. The Committee is comprised of three independent, non-employee directors who had no interlocking relationships as defined by the Securities and Exchange Commission.
     General Compensation Philosophy. The Company operates in the competitive and rapidly changing power technology industry. The Committee strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The Committee’s compensation philosophy is to offer compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success, and enhancements to Stockholder value. These compensation opportunities are intended to be competitive within this industry and enable the Company to attract, retain and motivate the management talent necessary to achieve the Company’s overall business objectives and ensure the Company’s long-term growth.
     Compensation Components. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation opportunity conditioned upon the Company’s performance (“at risk”), as well as his or her contribution to the Company meeting its objectives. The Committee has attempted to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. The Company’s executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the “at risk” portion of the Company’s overall compensation program.
     Base Salary. The Committee periodically reviews each executive officer’s base salary. In setting the base salaries of executive officers, the Committee takes into consideration many factors, including the officer’s individual performance, the Company’s performance in achieving its business goals, and the salary levels for individuals with comparable skills and experience for which the Company competes for management talent. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the Committee.
     Annual Management Incentive Bonus. All executive officers are eligible to participate in the Company’s management incentive bonus program. At the beginning of each year, the Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers. The bonus plan has a threshold level of performance that the Company must achieve before any bonuses will be awarded. The bonus amounts payable to each executive officer are then determined by considering the Company’s performance and individual’s performance. Due to the Board’s desire to preserve cash, this aspect of the overall executive compensation program has been de-emphasized in recent years in favor of a larger equity component.
     Long-Term Incentive Program. The Company’s long-term incentive program consists of a stock option plan. The Committee views the granting of stock options as a significant method of aligning management’s long-term interests with those of the stockholders, which bring into balance short and long-term compensation with the Company’s goals, fostering the retention of key executive and management personnel, and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual’s current position with the Company, total compensation, unvested stock options, the executive’s performance in the recent period, expected contributions to the achievement of the Company’s long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee’s discretion. After giving consideration to the criteria deemed relevant by the Committee, including prior option grants made to Company executives, a competitive analysis of the Company’s option program and overall compensation programs against the programs of companies of similar size and industry, and the recommendations of the Company’s management, the Committee approved the stock option grants to the executive officers listed in the Summary Compensation Table set forth in the 2005 Option Grants table. These stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over three years and have a term of ten years.
     Chief Executive Officer Compensation. At the beginning of 2006, the Committee negotiated Mr. Asplund’s compensation package as part of his employment agreement. Consistent with the compensation philosophy outlined above, the Committee structured Mr. Asplund’s compensation package to place a significant portion of his compensation at risk and to create incentives to improve the Company’s performance, thus aligning his interests with those of the Company’s stockholders. These incentives include a package of options to purchase 4.5 million shares of the Company’s common stock, of which 1.5 million carry an exercise price equal to the average market price for the 30 days prior to his filling the role as CEO. The exercise price for each of the subsequent grants will be based on the market price on January 23, 2007 and January 23, 2008, respectively, using the 30 day average closing price of the Company’s common stock, determined on each such date. In addition, the Committee provided that Mr. Asplund would be eligible for a cash bonus of up to $65,000 each year based on the Company’s financial performance. During the first year of the contact this bonus will be based on consolidated revenue, but will be based on consolidate net income for the final two years of the contract.
MEMBERS OF THE COMPENSATION COMMITTEE
David W. Valentine, Chair
Richard P. Kiphart
Gerald A. Pientka
Compensation Committee Interlocks and Insider Participation
     David W. Valentine, Richard P. Kiphart and Gerald A. Pientka serve on the Compensation Committee. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. During 2005, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity that has an executive officer who serves on the Board of Directors or Compensation Committee of the Company.

COMMON STOCK PERFORMANCE GRAPH
     The following graph compares the performance of the Company’s Common Stock to that of the Dow Jones Electric Component & Equipment Index and the Russell 3000. The Company’s Common Stock began trading on the American Stock Exchange on December 12, 2000.

	Cumulative Total Return (1)
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Electric City Corp.	$100.00	$41.67	$25.67	$78.67	$41.33	$20.00
Dow Jones Electric Components & Equipment Index	$100.00	$70.33	$41.69	$68.09	$61.12	$63.80
Russell 3000	$100.00	$87.38	$67.45	$86.82	$95.57	$99.66

(1)	Assumes an investment of $100 in the Company’s Common Stock and each index on December 31, 2000, with reinvestment of dividends.

INDEPENDENT PUBLIC ACCOUNTANTS
     The firm of BDO Seidman, LLP (“BDO”) audited our financial statements for the fiscal year ended December 31, 2005, and the Board of Directors, at the recommendation of the Audit Committee, intends to continue the services of this firm for the fiscal year ending December 31, 2006. It is expected that representatives of BDO will be present at the Stockholders meeting and will be available to respond to questions. Representatives of BDO will also be given an opportunity to make a statement if they desire to do so.
Principal Accountant Fees and Services
     The following table summarizes the total fees paid to our principal accounting firm, BDO for professional services provided during the twelve-month periods ended December 31, 2005 and December 31, 2004:

	2005	2004
Audit fees (1)	$135,226	$112,046
Audit-related fees (2)	—	—
Tax fees (3)	$6,500	$10,690
All other fees (4)	—	$700

Total	$141,726	$123,436

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but not included in item 1 above.
(3)	Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees billed by BDO for services other than those listed in categories 1 thru 3 above.
     It is the policy of our Audit Committee to pre-approve all audit and non-audit services provided by BDO. Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not. No services were performed by BDO prior to receiving approval from the Audit Committee.

AUDIT COMMITTEE REPORT
     The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed periodically for adequacy by the Audit Committee. The directors who serve on the Audit Committee have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the American Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with the Company that may interfere with the director’s independence from the Company and its management. Copies of the Audit Committee’s charter a can be viewed on the Company’s website at www.elccorp.com under the heading “Investor & Media” and subheading “Corporate Governance.”
     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.
     Management is responsible for the Company’s internal controls and the financial reporting process. BDO, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.
     The Audit Committee received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO the issue of its independence from the Company.
     Based on the Audit Committee’s review of the audited financial statements and its discussions with management and BDO noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Committee recommended to the Board of Directors the selection of BDO as the Company’s independent auditor.
MEMBERS OF THE AUDIT COMMITTEE
John C. Bukovski, Chair
Gerald A. Pientka
Michael S. Stelter

MISCELLANEOUS AND OTHER MATTERS
Stockholder List
     For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at Electric City’s principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the meeting.
Other Business
     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.
Incorporation by Reference
     The Report of the Audit Committee, the Report of the Compensation Committee, and the Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference. The Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2006 is incorporated herein by reference.
Financial Statements
     We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes our Annual Report on Form 10-K for such period that we filed with the SEC, incorporated herein by reference. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410, Attention: Chief Financial Officer.
BY ORDER OF THE BOARD OF DIRECTORS,
Richard P. Kiphart
Chairman of the Board of Directors
Elk Grove Village, Illinois
April 28, 2006
YOU ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

ANNEX A
ELECTRIC CITY CORP.
2006 AMENDMENT TO 2001 STOCK INCENTIVE PLAN
     WHEREAS, in March 2006, the Board of Directors of Electric City Corp. (the “Company”) deemed it to be advisable and in the best interests of the Company to amend the Company’s 2001 Stock Incentive Plan, as amended (the “Incentive Plan”) to 1) increase the maximum number of shares of Common Stock of the Corporation reserved for issuance there under by an additional 6,000,000 shares of Common Stock from 3,300,000 to 9,300,000 shares, 2) increase the number of shares by which the plan will automatically increase each year, beginning on January 1, 2007, from 500,000 shares to 2,000,000 shares, and 3) increase the number of shares issuable to one participant during any one calendar year to 4,500,000; and
     WHEREAS, capitalized terms used and not defined herein have the meanings set forth in the Incentive Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Incentive Plan be amended as follows:
Section 3. STOCK SUBJECT TO THE PLAN.
Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan shall not exceed 9,300,000 shares; provided, however, that, as of January 1 of each year, commencing with the year 2007, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number equal to the lesser of (i) 5% of the total number of shares of stock then outstanding, assuming for the purpose of the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock, or (ii)2,000,000 shares.
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 4,500,000 shares.
In the event of any Company stock dividend (except stock dividends paid in Common Stock to the holders of the Company’s preferred stock), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kinds of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided, however, that the number of shares subject to any Award shall always be a whole number.

     Except as expressly amended by this amendment, the provisions of the Incentive Plan shall remain in full force and effect unamended hereby.
     The foregoing amendments were adopted by the Board of Directors on March 8, 2006 and approved by the stockholders on June ___, 2006.
     I hereby certify that the foregoing is a full, true and correct copy of the 2006 Amendment to the Incentive Plan, as in effect on the date hereof.

Dated: June , 2006

Jeffrey Mistarz
Chief Financial Officer and Treasurer

ANNEX B
ELECTRIC CITY CORP.
2001 STOCK INCENTIVE PLAN
1. ESTABLISHMENT AND PURPOSE.
     The Electric City Corp. 2001 Stock Incentive Plan (the “Plan”) is established by Electric City Corp. (the “Company”) to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of May 30, 2001, subject to approval by the Company’s stockholders within 12 months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the effective date.
     Certain terms used herein are defined as set forth in Section 10.
2. ADMINISTRATION; ELIGIBILITY.
     The Plan shall be administered by a Committee, provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term “Administrator” means the Board or any of its Committees as shall be administering the Plan.
     The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.
     Among other things, the Administrator shall have the authority, subject to the terms of this Plan:
a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

c)	to determine the number of shares of Stock to be covered by each Award granted hereunder;

d)	to approve forms of agreement for use under the Plan;

e)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to: (i) the option price, (ii) any vesting restriction or limitation, (iii) any vesting acceleration or forfeiture wavier, (iv) any right of repurchase, right of first refusal or other transfer or disposition restriction, (v) any grant of registration rights, (vi) any repurchase rights, (vii) any restrictions on voting, (viii) any commitments to pay cash bonuses, to make, arranges for or guaranty loans or to transfer other property to optionees upon exercise of Stock Options, and (ix) the issuance of Shares of Common Stock upon the exercise of Stock Options regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

f)	subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

g)	to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;

h)	to determine the Fair Market Value; and

i)	to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.
     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
     Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.
     Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.
     No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.
3. STOCK SUBJECT TO THE PLAN.
     Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan shall not exceed 800,000 shares; provided, however, that, as of January 1 of each year, commencing with the year 2002, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number equal to the lesser of (i) 5% of the total number of shares of stock then outstanding, assuming for the purpose of the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock, or (ii)500,000 shares.
     To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 1,500,000 shares.
     In the event of any Company stock dividend (except stock dividends paid in Common Stock to the holders of the Company’s preferred stock), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kinds of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided, however, that the number of shares subject to any Award shall always be a whole number.
4. STOCK OPTIONS.
     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.
     The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.
     Stock Options shall be evidenced by options agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.
     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.
     Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:
a)	Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

b)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

c)	Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

d)	Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
     The exercise price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of unrestricted Stock already owned by the Optionee (or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to a Stock Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding result from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes, unless otherwise determined by the Administrator.
     No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefore has been made. Upon exercise of a Stock Option (or portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
e)	Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) non subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.
f)	Termination by Death. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such death or until the expiration of the stated terms of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
g)	Termination by Reason of Disability. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminated by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated terms of such Stock Option, whichever period is shorter, provided, however, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
h)	Termination by Reason of Retirement. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminated by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated terms of such Stock Option, whichever period is shorter, provided, however, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
i)	Other Termination. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, provided, however, that if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of three months from the date of such termination of employment or provision of services or the remainder of such Stock Option’s term, as provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, not withstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
j)	Exception to Termination. Notwithstanding anything in this Plan to the contrary, if an Optionee’s employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services to, the Company or an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the

Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an affiliate.
5. STOCK APPRECIATION RIGHTS.
     Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the Plan. Such rights may be granted either at or after the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator, or, if granted in conjunction with all or part of any Stock Option, upon the termination or exercise of the related Stock Option.
     A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5, and, if granted in conjunction with all or part of any Stock Option, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5. Stock Options which have been so surrendered, if any, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:
(i)    Stock Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times and to such extent as determined by the Administrator. Stock Appreciation rights granted in conjunction with all or part of any Stock Option shall be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5.
(ii)    Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over (i) such value per share of Stock as shall be determined by the Administrator at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.
(iii)    A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 4(e).
6. STOCK AWARDS OTHER THAN OPTIONS.
     Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service requirements established by the Administrator.
     Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
     A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:
(i)    cash or cash equivalents;
(ii)    past services rendered to the Company or any Affiliate; or
(iii)    future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).
     A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.”
7. CHANGE IN CONTROL PROVISIONS.
a)    Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(i)    Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant if such acceleration is provided for in the original grant;
(ii)    The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;
(iii)    All outstanding repurchase rights of the Company with respect to any outstanding Award shall terminate; and
(iv)    Outstanding Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:
     a)    The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
     b)    The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
     c)    The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or
d)    Settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(v)    In the absence of any agreement with the Company effecting such Change in Control, each share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.
     b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 7(b); or
(ii)    Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(iii)    The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which has a result of such transaction owns the Company or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate

Transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction; (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at lease a majority of the members of the board of directors of the corporation resulting from such Corporate transaction, and (4) a Corporate Transaction which results in the Company as the surviving entity; or
(iv)    The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2), (3) and (4) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.
c)    Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on The American Stock Exchange or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control, (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction, and (iii) the Fair Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.
8. MISCELLANEOUS.
a)    Amendment. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the stock is listed.
     The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent.
     Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.
b)    Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

c)    General Provisions.
(i)    The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(ii)    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.
(iii)    The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.
(iv)    No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.
(v)    The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.
(vi)    Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.
(vii)   The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(viii)    If any payment or right accruing to a Participant under this Plan (without the application of this Section 8(c)(viii), either alone or together with other payments or rights accruing to the

Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.
(ix)    To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(x)    The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.
(xi)    If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
(xii)    This Plan shall inure to the benefit of, and be binding upon, each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.
(xiii)    This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof.
(xiv)    In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award and shall become party to a lockup agreement if so required by the underwriters.
(xv)    None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi)    His Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).
9. DEFERRAL OF AWARDS.
     The Administrator (in its sole discretion) may permit a Participant to:
     a) have cash that otherwise would be paid to such Participant as a result of the exercise of a Stock Appreciation Right or the settlement of a Stock Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books;
     b) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or a Stock Appreciation Right converted into an equal number of Stock units; or
     c) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or Stock Appreciation Right or the settlement of a Stock Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Stock as of the date on which they otherwise would have been delivered to such Participant.
     A deferred compensation account established under this Section 9 may be credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.
10. DEFINITIONS.
     For purposes of this Plan, the following terms are defined as set forth below:
     a) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.
     b) “Award” means a Stock Appreciation Right, Stock Option or Stock Award.
     c) “Board” means the Board of Directors of the Company.
     d) “Cause” means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

     e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     f) “Commission” means the Securities and Exchange Commission or any successor agency.
     g) “Committee” means a committee of Directors appointed by the Board to administer this Plan. With respect to Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code.
     h) “Company” means Electric City Corp., a Delaware corporation.
     i) “Director” means a member of the Company’s Board of Directors.
     j) “Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate, provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
     k) “Effective Date” means May 30, 2001.
     l) “Eligible Individual” means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.
     m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     n) “Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on The American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.
     o) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and ay of these other persons are the direct and beneficial owners of all of the equity interest (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the

Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.
     p) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
     q) “NASDAQ” means The NASDAQ Stock Market, including the NASDAQ National Market and the NASDAQ SmallCap Market.
     r) “Non-Employee Director” means a Director who is not an officer or employee of the Company.
     s) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
     t) “Optionee” means a person who holds a Stock Option.
     u) “Participant” means a person granted an Award.
     v) “Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.
     w) “Retirement” means retirement from active employment under a pension plan of the Company or any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.
     x) “Stock” means common stock, par value $0.0001 per share, of the Company.
     y) “Stock Appreciation Right” means a right granted under Section 5.
     z) “Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.
     aa) “Stock Option” means an option granted under Section 4.
     bb) “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.
     cc) “Ten Percent Holder” means any individual who owns, or is deemed to own, stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.
     In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

ELECTRIC CITY CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1.	Election of Directors: (Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee’s name below)

David R. Asplund	Richard P. Kiphart
Gregory T. Barnum	Daniel W. Parke
William R. Carey	Gerald A. Pientka
2.	Proposal to amend the Company’s 2001 Stock Incentive Plan.

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof
Date:                    , 2006

Signature	Signature (if held jointly)
Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Anna M. Baluyot and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 7, 2006, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ELECTRIC CITY CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
The Board of Directors unanimously recommends that you vote FOR Proposals 2 and 3.
INSTRUCTION: This Proxy is to be voted by certain stockholders who are holders of shares of Series E Convertible Preferred Stock of the Company, which preferred stock has rights that enable such holders to vote their preferred stock on an as-converted basis. Each share of Series E Convertible Preferred Stock is convertible into one hundred shares of the Company’s common stock. On April 21, 2006, which is the date of record for stockholders to vote at the Company’s Annual Meeting, the holders of the Company’s Series E Convertible Preferred Stock comprised the following:
•	David R. Asplund

•	Augustine Fund, LP

•	Cinergy Ventures II, LLC

•	John Donohue

•	Robert L. Gipson

•	John Thomas Hurvis Revocable Trust

•	Richard P. Kiphart

•	Nikolaos D. Monoyios

•	Leaf Mountain Company, LLC

•	SF Capital Partners, Ltd.

•	David W. Valentine
Each of the aforementioned holders may cast their vote with respect to Proposals 2 and 3 but cannot cast a vote with respect to Proposal 1 — Election of Directors.
2.	Proposal to amend the Company’s 2001 Stock Incentive Plan.

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof
Date:                    , 2006

Signature	Signature (if held jointly)
Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Anna M. Baluyot and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Series E Convertible Preferred Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 7, 2006, and at any adjournments thereof, upon the matters (other than election of directors) set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.